                                                                      EXHIBIT 11

                              HERMAN MILLER, INC.
                   COMPUTATIONS OF EARNINGS PER COMMON SHARE
                  (DOLLARS IN THOUSANDS EXCEPT PER SHARE DATA)
                                  (UNAUDITED)


                                                         Three Months Ended                Six Months Ended
                                                      -----------------------             ------------------
                                                     Dec. 3,        Nov. 27,             Dec. 3,        Nov. 27,
                                                      1994           1993                1994(1)        1993(2)
                                                    ---------      ----------           ---------      ---------
NET INCOME APPLICABLE
    TO COMMON SHARES                               $    1,443     $    11,183        $     9,380      $   18,657
                                                   ==========     ===========        ===========      ==========
Weighted Average Common
    Shares Outstanding                             24,704,544      25,244,718         24,653,579      25,190,088

Net Common Shares
    Issuable Upon Exercise
    of Certain Stock Options                           77,219         160,333            100,348         166,423
                                                     --------       ----------            -------       --------

WEIGHTED AVERAGE COMMON SHARES
    OUTSTANDING AS ADJUSTED                        24,781,763       25,405,051         24,753,927     25,356,511
                                                   ==========      ===========        ===========     ==========
NET INCOME PER SHARE                                  $   .06         $    .44           $    .38       $    .74
                                                   ==========      ===========        ===========     ==========

(1) Represents 27 weeks
(2) Represents 26 weeks



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